The Law Offices of Stephanie A. Djinis
7918 Jones Branch Drive
Suite 600
McLean, Virginia 22012

January 31, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549
 		Re:	Texas Capital Value Funds, Inc.
			File Nos. 033-96334 and 811-09088
			Post-Effective Amendment No. 9
Dear Sir or Madam:
	As counsel for this Company, I have reviewed Post-Effective Amendment No. 9 to the registration statement of Texas Capital Value Funds, Inc. and pursuant to Rule 485(b)(4), represent that the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b).
	If you have any questions, please contact me at (703) 918-4915.
							Sincerely,

							/s/ Stephanie A. Djinis, Esq.
							Stephanie A. Djinis, Esq.